UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 29, 2010

Avery Dennison Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7685	95-1492269
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

150 North Orange Grove Boulevard, Pasadena, California		91103
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-304-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 29, 2010, the Compensation and Executive Personnel Committee ("Committee") of the Board of Directors of Avery Dennison Corporation (the "Company") approved the termination of any remaining employment agreement between the Company and its named executive officers (NEOs). The employment agreements of the following NEOs will terminate effective December 1, 2010: Dean A. Scarborough, Chairman, President & Chief Executive Officer; Daniel O’Bryant, Executive Vice President, Business Development (formerly Executive Vice President, Finance and Chief Financial Officer); Timothy S. Clyde, Group Vice President, Specialty Materials and Converting; and Robert M. Malchione, Senior Vice President, Corporate Strategy and Technology.

On October 29, 2010, the Committee also approved the participation of the Company’s NEOs whose employment agreements were being terminated as described above in the Company’s Key Executive Change of Control Severance Plan (the "COC Severance Plan") and the Company’s Executive Severance Plan (the "Severance Plan") following such termination. As of December 1, 2010, Messrs. Scarborough, O’Bryant, Clyde and Malchione will be eligible to participate in the COC Severance Plan and the Severance Plan; Mr. Scarborough was designated a Tier A participant in the COC Severance Plan and a Level 1 participant in the Severance Plan, and Messrs. O’Bryant, Clyde and Malchione were designated as Tier B participants in the COC Severance Plan and Level 2 participants in the Severance Plan.

The employment agreements of the Company’s following NEOs had previously terminated, effective December 31, 2009: Mitchell R. Butier, Senior Vice President and Chief Financial Officer; and Donald A. Nolan, Group Vice President, Roll Materials. Messrs. Butier and Nolan became eligible to participate in the COC Severance Plan and the Severance Plan as of January 1, 2010; both individuals were designated as Tier B participants in the COC Severance Plan and Level 2 participants in the Severance Plan.

Following termination of the employment agreements, in the event of change of control, none of the Company’s NEOs will be eligible to receive a payment in excess of two times the sum of his annual pay, highest annual bonus received in the preceding three years and the cash value of his medical and dental benefits, except for Mr. Scarborough, who will be eligible to receive a payment of three times such sum.

Also following termination of the employment agreements, in accordance with the terms of the COC Severance Plan and the Severance Plan, none of the Company’s NEOs will be eligible to receive an excise tax gross-up on any payment made in connection with termination of their employment with the Company, except for Mr. O’Bryant, whose retention agreement with the Company provides for an excise tax gross-up in the event a payment is made pursuant thereto. Mr. O’Bryant’s retention agreement expires in accordance with its terms on December 31, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avery Dennison Corporation

November 4, 2010	By:	Susan C. Miller

Name: Susan C. Miller
Title: Senior Vice President, General Counsel and Secretary